UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. 1)
_______________________________

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☐	Soliciting Material Pursuant to §240.14a-12
NuScale Power Corporation
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NuScale Power Corporation
1100 NE Circle Blvd., Suite 200
Corvallis, OR 97330
April 26, 2024
AMENDMENT TO THE PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
NUSCALE POWER CORPORATION
TO BE HELD ON FRIDAY, MAY 24, 2024

This amendment, dated April 26, 2024 (which we refer to as this “amendment”), amends and supplements the definitive proxy statement on Schedule 14A, dated April 12, 2024 (as it may be amended or supplemented from time to time, and which we refer to, collectively, as the “proxy statement”), filed by NuScale Power Corporation (which we refer to as “NuScale,” “we,” “our,” “us” and similar words). Terms used in this amendment that are not defined have the meaning given to them in the proxy statement.

The Beneficial Ownership of Securities section of the proxy statement is revised to include the underlined additions shown below:

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of Class A and Class B Common Stock as of March 27, 2024, by:
•each person known by us to beneficially own more than 5% of the outstanding Class A and Class B Common Stock; and
•NuScale’s executive officers and directors.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if they possess sole or shared voting or investment power over that security, including options, warrants and other conversion, exchange or purchase rights that are currently exercisable or exercisable within 60 days of March 27, 2024.
The percentages in the table below are based on 241,233,638 total voting shares comprised of 86,760,243 shares of Class A Common Stock and 154,473,395 shares of Class B Common Stock issued and outstanding as of March 27, 2024.
    NUSCALE POWER CORPORATION | 2024 PROXY STATEMENT AMENDMENT NO. 1 – Page 1

\	Shares Beneficially Owned
	Class A common stock		Class B common stock(1)		% of Total Voting Power
Name of Beneficial Owners	Number	%	Number	%
Directors and officers**:
Alan L. Boeckmann	46,155	*	0	-	*
James Breuer	0	*	0	-	*
Bum-Jin Chung	22,733	*	0	-	*
Alvin C. Collins, III	0	*	0	-	*
Shinji Fujino	17,484	*	0	-	*
James T. Hackett	29,155	*	0	-	*
John L. Hopkins(1)	1,632,544	1.9%	0	-	*
Kent Kresa	29,155	*	19,793	*	*
Christopher Sorrells	29,155	*	0	-	*
Kimberly O. Warnica	29,155	*	0	-	*
Jackie Engel(1)	22,346	*	0	-	*
Carl Fisher	0	*	0	-	*
Ramsey Hamady	0	*	0	-	*
Thomas Mundy	662,080	*	0	-	*
José N. Reyes(1)	1,570,527	1.8%	0	-	*
Clayton Scott(1)	50,739	*	0	-	*
Robert Temple(1)	557,725	*	0	-	*
All directors and officers as a group (17 persons)	4,698,953	3.7%	19,793	*	*
Table Continued on next page.
    NUSCALE POWER CORPORATION | 2024 PROXY STATEMENT AMENDMENT NO. 1 – Page 2

	Shares Beneficially Owned
	Class A common stock		Class B common stock (2)		% of Total Voting Power
Name of Beneficial Owners	Number	%	Number	%
Five Percent Holders:
Fluor Enterprises, Inc.(3)	-	-	126,400,219	81.8%	52.4%
Japan NuScale Innovation, LLC(4)	-	-	19,285,070	12.5%	8.0%
DS Private Equity Co Ltd.; DS Asset Management; and Dok Soo Jang(5)	7,699,656	8.9%	0	-	3.2%
Samsung C&T Corporation(6)	5,200,002	6.0%	2,578,702	1.7%	3.2%
The Vanguard Group(7)	5,663,272	6.5%	-	-	2.3%
_________________________
*    Denotes less than 1%.
**    Unless otherwise noted, the business address for each of the directors and officers of NuScale Power Corporation is 1100 NE Circle Blvd., Suite 200, Corvallis, OR 97330.
(1)    Includes shares which the stockholder has the right to acquire upon the exercise of Pre-Existing NuScale Options exercisable or Restricted Stock Units that will vest as of or within 60 days after March 27, 2024.
(2)    Each share of Class B Common Stock represents the right to cast one vote and has no economic rights. Each holder of a share of Class B Common Stock holds one NuScale LLC Class B Unit which is exchangeable for one share of Class A Common Stock; upon such exchange, one share of Class B Common Stock is extinguished.
(3)    Includes 125,936,472 shares held in the name of Fluor Enterprises, Inc. and 463,747 shares held in the name of NuScale Holdings Corp, of which Fluor Enterprises, Inc. is the majority owner. The business address of Fluor Enterprises, Inc. is 6700 Las Colinas Blvd., Irving, Texas 75039 as reported on their most recent Schedule 13D filed on May 12, 2023. The business address for NuScale Holdings Corp. is 1100 NE Circle Blvd., Suite 200, Corvallis, OR 97330.
(4)    The business address of Japan NuScale Innovation, LLC is 3151 Briarpark Drive, Suite 400, Houston, Texas 77042 as reported in their most recent Schedule 13D Amendment 1 filed on November 10, 2022.
(5)    Includes 2,489,656 shares of Class A Common Stock owned by DS Asset Management, and 5,210,000 shares of Class A Common Stock owned by DS Private Equity. Dok Soo Jang has
    NUSCALE POWER CORPORATION | 2024 PROXY STATEMENT AMENDMENT NO. 1 – Page 3

shared voting and dispositive power with respect to all such shares. Each of DS Asset Management and Mr. Jang disclaim beneficial ownership of the shares of Class A Common Stock held by DS Private Equity and each of DS Private Equity and Mr. Jang disclaim beneficial ownership of the shares of Class A Common Stock held by DS Asset Management, except in each case, to the extent of its or his pecuniary interest therein.  Mr. Jang owns 60% of DS Private Equity and 87.6% of DS Asset Management. The business address of DS Private Equity, DS Assets Management and Mr. Jang is 14F, One IFC, 10, Gukjegeunmyung-ro, Yeongdeungpogu, Seoul, Republic of Korea, 07326 as reported in their most recent Schedule 13G Amendment No. 1 filed on February 1, 2023.
(6)    The business address of Samsung C&T Corporation is Tower B, 26, Sangil-Ro 6-Bil, Gangdong-Gu, Seoul 05288, Korea South.
(7)    The business address of Vanguard Group (23-1945930) is 100 Vanguard Blvd., Malvern, PA 19355 as reported in their most recent Schedule 13G Amendment 1 filed on February 14, 2024.

    NUSCALE POWER CORPORATION | 2024 PROXY STATEMENT AMENDMENT NO. 1 – Page 4